Exhibit 99.1

eMagin Reports Results for the Third Quarter of 2008

Company Records Net Income of $361,000 or $0.02 per Diluted EPS Improved Production and Cost Reduction Drive Improved Performance

BELLEVUE, Wash.--(BUSINESS WIRE)--Nov. 13, 2008--eMagin Corporation (OTCBB: EMAN), the leader in OLED microdisplays, issued financial results for its third quarter ending September 30, 2008.

eMagin Corporation generated revenue of $5.2 million for the third quarter of 2008. Gross margin was 46% of revenue or $2.4 million for the quarter compared to 40% or $2.0 million for the same period in 2007. The Company has achieved significant improvement in gross margins over prior years due to higher production volumes with better yields.

Operating expenses in the period declined to $1.6 million, down 20% from the third quarter of 2007 and 31% sequentially from the second quarter of 2008. Lower operating expenses were due to cost reductions implemented by management and some R&D personnel being redeployed to contract services and their expenses charged to cost of goods sold rather than operating expenses. Operating income totaled $786,000 compared to $14,000 in the same quarter last year and up 170% from the previous quarter. Net income for the third quarter of 2008 was $0.3 million or $0.02 per diluted share versus a net loss of $12.6 million or $1.06 per diluted share in the same period last year.

"The growth in our customer base and steady stream of contracts to develop displays has enabled us to increase our production and improve our manufacturing processes. In addition, we have substantially reduced our costs and have now posted our second consecutive quarter of improved profitability and have generated $1.2 million in cash flow," noted Andrew G. Sculley, chief executive officer and president, eMagin Corporation. "While we recognize that there is still much to be done, this is an important milestone for eMagin and we believe that we have taken some significant steps forward on our path to profitable growth for the Company."

Nine Months Results

Revenues for the nine month period ending September 30, 2008 were $13.5 million, up 4.6% from the same period last year. Gross margin was 40% of revenue or $5.3 million for the period, compared to 29% or $3.8 million last year during the same period. Operating expenses for the first nine months of 2008 declined to $6.4 million, down 15.0% or $1.1 million from the comparable period a year ago. Operating losses declined to $1.1 million compared to $3.7 million during the same nine month period in 2007. The net loss for the first nine months of 2008 was $2.4 million or $0.18 per diluted share versus $17.3 million or a loss of $1.53 per diluted share for the 2007 period.

Outlook

Based on current market conditions, the Company expects revenue for the fourth quarter of 2008 to remain in the range of $4.5 to $5.5 million as previously announced. In addition, full year revenue for 2008 is anticipated to be greater than full year 2007, after the doubling of revenue from 2006 to 2007.

Selected Business Highlights

-- At the Night Vision Conference, eMagin demonstrated its next generation SXGA and SVGA OLED microdisplays. Potential applications range from night vision, thermal imaging, tactical awareness, medical imaging and training and simulation to mobile video entertainment and electronic gaming. Highlighted products included:

- SXGA OLED-XL which is 4 times more power efficient than any competitive SXGA display,
- SVGA+ Rev3 display which offers the most power efficient OLED solution for near-eye personal viewer applications , and
- SVGA-3DShrink OLED-XL which has the world's smallest pixel pitch OLED, designed for increased functionality with no increase in power.
-- eMagin was awarded a purchase agreement for 20,000 displays to equip OASYS' Remote Eyepiece Display-Imager (RED-I) head mounted display system for the US Army's Thermal Weapon Sight (TWS)
Remote Viewer program

-- eMagin ranked 17th on Deloitte's Washington State Technology Fast 50 listing of the fastest growing technology, media, telecommunications, and life sciences companies, with 5 year revenue growth of over 500%.

Full results will be available in the company's 10Q report for the quarter ending September 30, 2008, to be filed with the SEC.

In conjunction with its third quarter 2008 financial results, eMagin will host a teleconference call for investors and analysts at 5:00 p.m. ET today. To access the call, investors should call 1-866-383-7989 and enter the passcode 56835413. A replay of the call will be available from one hour after the call ends until December 5, 2008. To access the replay, investors should dial 1-888-286-8010 and enter the passcode 56866521. The call will also be available as an archived audio webcast on the "Investors" section of eMagin's website, www.emagin.com for two weeks following the call.

About eMagin Corporation

A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities and sales and marketing are located in Bellevue, Washington. More information about eMagin and its products is available at www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.
Note: eMagin is a trademark of eMagin Corporation.

eMAGIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	September 30,
	2008 (unaudited)	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$1,272	$713
Investments – held to maturity	94	94
Accounts receivable, net	4,002	2,383
Inventory	1,978	1,815
Prepaid expenses and other current assets	711	850
Total current assets	8,057	5,855
Equipment, furniture and leasehold improvements, net	348	292
Intangible assets, net	48	51
Other assets	231	232
Deferred financing costs, net	507	218
Total assets	$9,191	$6,648

LIABILITIES AND CAPITAL DEFICIT

Current liabilities:
Accounts payable	$746	$620
Accrued compensation	886	891
Other accrued expenses	737	729
Advance payments	—	35
Deferred revenue	125	179
Current portion of debt	8,375	7,089
Other current liabilities	743	1,020
Total current liabilities	11,612	10,563

Long-term debt	38	60
Total liabilities	11,650	10,623

Commitments and contingencies

Redeemable common stock,: 525,500 shares redeemable for $429	429	195

Capital deficit:
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Series A Senior Secured Convertible Preferred stock, stated value $1,000 per share, $.001 par value: 3,198 shares designated and none issued	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 14,496,339 shares as of September 30, 2008 and 12,458,400 shares as of December 31, 2007	14	12
Additional paid-in capital	198,846	195,131
Accumulated deficit	(201,748)	(199,313)
Total capital deficit	(2,459)	(3,975)
Total liabilities and capital deficit	$9,191	$6,648

eMAGIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:

Product revenue	$4,181	$4,318	$11,139	$11,985
Contract revenue	1,004	753	2,330	927

Total revenue, net	5,185	5,071	13,469	12,912

Cost of goods sold	2,801	3,059	8,110	9,120

Gross profit	2,384	2,012	5,359	3,792

Operating expenses:

Research and development	306	564	1,614	2,304
Selling, general and administrative	1,293	1,434	4,797	5,198
Total operating expenses	1,599	1,998	6,411	7,502

Income (loss) from operations	785	14	(1,052)	(3,710)

Other income (expense):

Interest expense	(508)	(592)	(1,677)	(2,766)
Loss on extinguishment of debt	—	(10,749)	—	(10,749)
Loss on warrant derivative liability	—	(1,496)	—	(853)
Other income, net	84	172	294	762
Total other expense	(424)	(12,665)	(1,383)	(13,606)

Net income (loss)	$361	$(12,651)	$(2,435)	$(17,316)

Income (loss) per share, basic	$0.02	$(1.06)	$(0.18)	$(1.53)
Income (loss) per share, diluted	$0.02	$(1.06)	$(0.18)	$(1.53)

Weighted average number of shares outstanding:
Basic	14,617,235	11,934,705	13,854,860	11,300,757
Diluted	23,430,416	11,934,705	13,854,860	11,300,757

CONTACT: eMagin Corporation
Paul Campbell, 425-749-3622
pcampbell@emagin.com
SOURCE: eMagin Corporation

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